Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Amendment No. 1 to Form S-1(for the registration of 8,154,746 shares of common stock) and related Prospectus of OCZ Technology Group, Inc. of our report dated May 20, 2010 on the consolidated financial statements appearing in the Annual Report on Form 10-K of OCZ Technology Group, Inc. for the year ended February 28, 2010.   We also consent to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP

/s/ Crowe Horwath LLP

Sherman Oaks, California
July 2, 2010